Exhibit 10.12

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

PRIMER CONVENIO MODIFICATORIO que celebran por una parte, INMOBILIARIA IAMSA S.A. de C.V., representada en este acto por el señor Eduardo Mendoza Larios en lo sucesivo referido como el SUBARRENDADOR, y BAJA FUR S.A. DE C.V., en lo sucesivo referido como el SUBARRENDATARIO, representada por su representante legal, el Sr. Oscar Guillermo Anaya Medina, con la comparecencia y consentimiento de OUTSET MEDI CALI NC., en lo sucesivo referido como el GARANTE, y que formalizan al tenor de las siguientes DECLARACIONES y CLÁUSULAS.	FIRST AMENDMENT AGREEMENT entered into by and between INMOBILIARIA IAMSA S.A. de C.V., herein represented by Mr. Eduardo Mendoza Larios, hereinafter referred to as SUBLESSOR, and BAJA FUR S.A. DE C.V., hereinafter referred to as SUBLESSEE, represented by its legal representative, Mr. Oscar Guillermo Anaya Medina, with the presence and consent of OUTSET MEDICAL, INC., hereinafter referred to as the GUARANTOR, pursuant to the following RECITALS and CLAUSES.

D E C L A R A C I O N E S	R E C I T A L S

Declaran ambas partes:	Both parties declare:

I. Que el SUBARRENDADOR y el SUBARRENDATARIO celebraron un Contrato de Subarrendamiento con fecha del 5 de mayo de 2020 (en lo sucesivo el “Contrato de Subarrendamiento”) donde el SUBARRENDADOR otorgó en subarrendamiento la Propiedad Subarrendada (segűn dicho termino se define en el Contrato de Subarrendamiento, mismo que en este acto se tiene por reproducido como si a la letra se instare), cuyo domicilio oficial es: C. Vecinal #20601, Módulos J y K, Col. Presa Rodriguez, Tijuana, B.C. C.P. 22124.	I. That SUBLESSOR and the SUBLESSEE have entered into a Sublease Agreement dated May 5th, 2020 (hereinafter referred to as the “Sublease Agreement”) whereby SUBLESSOR subleased in favor of SUBLESSE the Subleased Property (as such term is defined in the Sublease Agreement, same which is hereby considered reproduced as if literally inserted), with an official address: “C. Vecinal #20601, Módulos J y K, Col. Presa Rodriguez, Tijuana, B.C. C.P. 22124.”

II. Que es voluntad celebrar este Primer Convenio Modificatorio, considerando que las partes requieren modificar diversos apartados del Contrato de Subarrendamiento.	II. That it is their intention to execute this First Amendment Agreement, in order to modify several sections of the Sublease Agreement.

III. Que los poderes de representación bajo los cuales los apoderados representan el SUBARRENDADOR y al SUBARRENDATARIO se encuentra todavia vigentes y que los mismos no han sido revocados o limitados de ninguna manera, y consecuentemente los mismos se reconocen mutuamente su representación y capacidad para todos los efectos legales.	III. That the powers of attorney under which SUBLESSOR and SUBLESSEE are being represented, are still in effect, and that such have not revoked or limited in any manner, and consequently they mutually acknowledge their representation and capacity for all legal purposes;

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

De acuerdo con lo anterior, las partes acuerdan las siguientes:	Pursuant to the above the parties agree as follows:

CLÁUSULAS	CLAUSES

PRIMERA. OBJETO. Las partes acuerdan modificar lo previsto en el Apartado C de la Cláusula II; Apartado B de la Cláusula XIX; y Apartado O de la Cláusula XXVI del Contrato de Arrendamiento, dichas modificaciones se harán en los términos que a continuación se establecen para quedar en lo sucesivo, redactadas como sigue:	FIRST. OBJECT. The parties agree to modify the provisions of Section C of Clause II; Section B of Clause XIX; and Section O of Clause XXVI, of the Lease Agreement, such modifications will be made under the terms established below to be hereinafter, drawn up as follows:

“II. CONSTRUCCIONES O MODIFICACIONES A LAS MEJORAS DEL SUBARRENDADOR. A. a B...	“II. CONSTRUCTIONS OR MODIFICATIONS TO IMPROVEMENTS BY SUBLESSOR. A. to B...

C. Las Mejoras Contractuales, o cualquier mejora autorizada por el SUBARRENDADOR, que amplie la superficie rentable dentro de la Propiedad Subarrendada, es decir, aquellas que aumenten la superficie utilizable dentro o fuera de la Propiedad Subarrendada, cualquiera que sea su naturaleza, incluyendo pero no limitado a mezzanine, cafeteria, ampliación de oficinas, almacenes, laboratorios, cuartos de máquinas, planta de producción y espacios de estacionamiento adicional más allá de los [***] espacios de estacionamiento que forman parte de la superficie rentable, se consideraran por las partes como superficie rentable, y por consiguiente como parte de la Propiedad Subarrendada bajo este Contrato, por lo cual el valor de renta de la misma será negociado oportunamente por el SUBARRENDADOR y el SUBARRENDATARIO, considerando la superficie, su naturaleza, materiales de construcción y acabados de la misma segűn su destino. En cualquier caso, las anteriores precisiones y cualesquier otras necesarias constarán por escrito y serán firmadas por las partes.

C. The Contractual Improvements, or any improvement authorized by SUBLESSOR that expand leasable floor area within the Subleased Property, meaning those ones that increase the usable floor area within or without the Subleased Property, whatever its nature, including but not limited to a mezzanine, cafeteria, expansion of offices, warehouses, lab rooms, machinery rooms, production floor, and any additional parking beyond the [***] parking spaces which are included in the rental area, will be considered by the parties as rental area, and thus part of the Subleased Property under this Agreement, for which rent value will be timely negotiated by SUBLESSOR and SUBLESSEE, considering the area, its nature, construction materials and furnishings of the same, considering its purpose. In any event, all such precisions and others necessary shall be agreed on writing and executed by the parties.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Previa aprobación por escrito del SUBARRENDADOR, la cual no deberá ser retenida injustificadamente, el SUBARRENDATARIO podrá construir a su propio costo un Mezzanine sobre el piso de producción sin que la superficle de dicho Mezzanine se considere superficie rentable, siempre que su superficie rentable, siempre que su superficie sea de [***] pies cuadrados o menos; cualquier excedente del área de [***] pies cuadrados deberá ser autorizado por el SUBARRENDADOR prevlamente y se considerará como superficie arrendable y será sujeta al pago de renta en base al pago de renta por pie cuadrado vigente en ese momento. Además, el área de materiales peligrosos, la subestación eléctrica, las salas de compresores, los tanques de tratamiento y de retención de agua, y cualquier equipo futuro ubicado en el área de la plataforma del equipo y en los andenes de carga no se considerará superficie arrendable adicional. A solicitud del SUBARRENDADOR, cualquier Mezzanine o equipo construido por el SUBARRENDATARIO deberá ser removido al finalizar este Contrato de Subarrendamiento y cualquiera de sus extensiones.

With prior written approval of SUBLESSOR, which approval may not be unreasonably withheld, SUBLESSEE may build at its own cost a Mezzanine over the production floor without such Mezzanine being considered as rental area, as long the area is [***] square feet or less; any excess area over [***] square feet shall be approved previously by SUBLESSOR and will be considered as rental area and will be subject to payment of rent at the then current base rent per square foot. Additionally, the hazardous materials area, the electrical substation, compressor rooms, water treatment and holding tanks, and any future equipment located in the equipment pad area and dock wells shall not be considered additional leasable area. At the request of SUBLESSOR, any such Mezzanine or equipment constructed by SUBLESSEE shall be removed upon termination of this Sublease Agreement and any of its extensions.

D. a H... ”	D. to H... ”

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

“XIX. INCUMPLIMIENTO POR PARTE DEL SUBARRENDATARIO.	XIX. SUBLESSEE’s DEFAULT.

...

B. En cualquiera de los casos anteriores y sujeto a las disposiciones de notificación establecidas en esta Cláusula, el SUBARRENDADOR a su opción tendrá el derecho, además de utilizar cualesquier recurso otorgado por la ley, de reclamar daños, de rescindir de inmediato este Contrato de Subarrendamiento y exigir al SUBARRENDATARIO la desocupación de la Propiedad Subarrendada, sin afectar los derechos del SUBARRENDADOR de acuerdo a los términos del párrafo A), 1) de esta Cláusula, y particularmente el derecho de recaudar las rentas restantes del Término de Subarrendamiento de este contrato.”

...

B. Upon the occurrence of any of the foregoing defaults and subject to the notice provisions set forth in this Clause, SUBLESSOR shall have the right, at its option, and in addition to other rights or remedies granted by law, including the right to claim damage, to immediately rescind this Sublease Agreement and evict SUBLESSEE from the Subleased Property, without affecting the rights of SUBLESSOR under the terms of paragraph A), 1) of this Clause, and particularly the right to collect the remaining rents for the contractual Sublease Term.”

“XXVI. DISPOSICIONES MISCELANEAS A. a N...	“XXVI. MISCELLANEOUS. A. to ....

O. Carta de Crédito. Adicionalmente el SUBARRENDATARIO otorga al SUBARRENDADOR la Carta de Crédito (en lo sucesivo la “Carta de Crédito”) de la cual se adjunta una copia al presente contrato como Anexo “H” a fin de garantizar el cumplimiento de la totalidad de sus obligaciones asl como la iquidación de cualquier pago o penalidad que le corresponda al SUBARRENDATARIO de acuerdo con este contrato y la Garantia misma que deberá garantizar un monto equivalente a [***] meses de rentas base y cuotas de mantenimiento, incluyendo la cantidad correspondiente a impuesto predial, seguros, impuestos y demtás erogaciones a cargo del SUBARRENDATARIO que se dispongan en el presente contrato; La Carta de Crédito que se presente deberá renovarse y entregarse al SUBARRENDADOR a más tardar dentro de los primeros [***] dias calendario del [***] mes de cada periodo anual.

P. a Q...”

O. Letter of credit. In addition, SUBLESSEE grants SUBLESSOR the Letter of Credit (hereinafter the “Letter of Credit”) of which a copy is attached to this agreement as Exhibit “H” in order to guarantee the fulfilment of all its obligations as well as the settlement of any payment or penalty corresponding to the SUBLESSEE in accordance with this agreement and the Guaranty which shall warrant an amount equivalent to [***] months of base rent and maintenance fees, including, the amount corresponding to property tax, insurance, taxes and other expenditures in charge of the SUBLESSEE that are provided herein. The letter of Credit shall be renewed and delivered to the SUBLESSOR no later than during the first [***] calendar days of the [***] month of each annual period.

P. a Q...”

SEGUNDA: SUSTITUCIÓN DE CARTA DE CRÉDITO: Acuerdan las partes que, a la fecha de celebración del presente convenio modificatorio, el SUBARRENDATARIO hace entrega y por tanto sustituye la Garantía y la Carta de Crédito contenidas en los Anexo	SECOND: SUBSTITUTION OF EXHIBITS: The parties agree that, on the date of execution of this Amendment Agreement, SUBLESSEE delivers and therefore replaces the Guaranty and the Letter of Credit contained in Exhibits “G” and “H”

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

“G” y “H” mencionados en la Cláusula XXVI Apartado N y O del Contrato de Subarrendamiento, cuyo contenido deberá actualizarse y en consecuencia reflejar las modificaciones acordadas por las partes; documentos que se agregan al presente marcados como Anexo “A”—Garantia y Anexo “B”—Carta de Crédito. De conformidad con lo anterior, la Garantia y Carta de Crédito otorgados previamente junto con el Contrato de Subarrendamiento, se sustituyen por los aqui otorgados y quedan sin efecto a partir de la fecha de firma del presente instrumento.	mentioned in Clause XXVI Section N and O of the Sublease Agreement that is modified by this Amendment Agreement, the content of which shall be updated and in consequence shall reflect the modifications agreed by the parties; documents that are attached here in marked as Exhibit “A” - Guaranty and Exhibit “B”—Letter of Credit. In accordance with the foregoing, the Guaranty and Letter of Credit previously granted along with the Sublease Agreement, are replaced by the ones granted here in and are void as of the date of signature of this instrument.

TERCERA: OFERTA DEL CONTRATISTA. Acuerdan las partes que el SUBARRENDADOR podrá presentar una oferta para llevar a cabo la construcción de las Mejoras del SUBARRENDATARIO de la Propiedad Subarrendada, en el entendido que, el SUBARRENDATARIO, a su exclusivo criterio, decidirá quién será el contratista para dicha construcción.	THIRD: CONTRACTOR BID. The parties agree that the SUBLESSOR may submit a bid to carry out the construction of SUBLESSEE’s Improvements in the Subleased Property, in the understanding that, SUBLESSEE may decide at it sole discretion who will be the contractor for such construction.

CUARTA: Todo los otros términos y condiciones del Contrato de Subarrendamiento incluyendo las relativas a Garantía y Seguros, y todas las estipulaciones que ahí figuran, se mantienen válidas y en efecto tal cual fueron estipuladas en dicho Contrato de Subarrendamiento, par lo cual este Convenio Modificatorio no genera novación. Los términos en mayúscula utilizados en el presente y no definidos tendrán las significados que se les atribuyen en el Contrato de subarrendamiento.	FOURTH: All other terms and conditions of the Sublease Agreement, including the ones relative to the Guaranty and Insurance and all stipulations contained therein will remain and continue in full force and effect as contained in such Sublease Agreement, therefore this Amendment Agreement does not cause novation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sublease Agreement.

QUINTA: Para todo lo relativo a la interpretación y cumplimiento de este Primer Convenio Modificatorio y el Contrato de Subarrendamiento, las partes expresamente se someten a la jurisdicción de los Tribunales de la Ciudad de Tijuana, Estado de Baja California, renunciando a cualquier otro fuero que por razón de su domicilio presente o futuro o por cualquier otra causa pudiera llegar a corresponderles.	FIFTH: The parties hereunder agree that everything to the interpretation and compliance of this First Amendment Agreement and the Sublease Agreement, they expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

PARA CONSTANCIA, las partes han celebrado el presente Primer Convenio Modificatorio al Contrato de Subarrendamiento en la Ciudad de Tijuana, Baja California, Mexico, a día 23 de junio del 2020.	IN WITNESS WHEREOF, the parties have executed this First Amendment Agreement to the Sublease Agreement in the city of Tijuana Baja California, Mexico, on the 23rd day of June of 2020.

EL SUBARRENDADOR: INMOBILIARIA IAMSA S.A. de C.V.	SUBLESSOR: INMOBILIARIA IAMSA S.A. de C.V.

/s/ Eduardo Mendoza Larios	/s/ Eduardo Mendoza Larios
Eduardo Mendoza Larios	Eduardo Mendoza Larios

EL SABARRENDATARIO BAJA FUR S.A. DE C.V.	SUBLESSEE: BAJA FUR S.A. DE C.V.

/s/ Oswaldo Alberto Díaz Herrera	/s/ Oswaldo Alberto Díaz Herrera
Sr. Oswaldo Alberto Daz Herrera	Mr. Oswaldo Alberto Díaz Herrera

GARANTE: OUTSET MEDICAL, INC.	GUARANTOR: OUTSET MEDICAL, INC.

/s/ Martin Vázquez	/s/ Martin Vázquez
Sr. Martin Vázquez	Mr. Martin Vázquez

TESTIGOS:	WITNESSES: